Exhibit 21
SUBSIDIARIES OF H&R BLOCK, INC.
     The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation.

Jurisdiction in
	Name	which organized
1)	H&R Block Group, Inc.	Delaware (1)
2)	HRB Management, Inc.	Missouri (2)
3)	H&R Block Tax and Financial Services Limited	United Kingdom (3)
4)	Companion Insurance, Ltd.	Bermuda (3)
5)	H&R Block Services, Inc.	Missouri (2)
6)	H&R Block Tax Services, Inc.	Missouri (4)
7)	HRB Partners, Inc.	Delaware (5)
8)	HRB Texas Enterprises, Inc.	Missouri (5)
9)	H&R Block and Associates, L.P.	Delaware (6)
10)	H&R Block Canada, Inc.	Canada (5)
11)	Financial Stop, Inc.	British Columbia (7)
12)	H&R Block Canada Financial Services, Inc.	Canada (7)
13)	H&R Block Enterprises, Inc.	Missouri (5)
14)	H&R Block Eastern Enterprises, Inc.	Missouri (4)
15)	The Tax Man, Inc.	Massachusetts (8)
16)	HRB Royalty, Inc.	Delaware (4)
17)	H&R Block Limited	New South Wales (9)
18)	West Estate Investors, LLC	Missouri (10)
19)	H&R Block Global Solutions (Hong Kong) Limited	Hong Kong (4)
20)	Black Orchard Financial, Inc.	Delaware (4)
21)	H&R Block Tax and Business Services, Inc.	Delaware (4)
22)	H&R Block Tax Institute, LLC	Missouri (11)
23)	Block Financial Corporation	Delaware (2)
24)	Option One Mortgage Corporation	California (12)
25)	Option One Mortgage Acceptance Corporation	Delaware (13)
26)	Option One Mortgage Securities Corp.	Delaware (13)
27)	Option One Mortgage Securities II Corp.	Delaware (13)
28)	Premier Trust Deed Services, Inc.	California (13)
29)	Premier Mortgage Services of Washington, Inc.	Washington (13)
30)	H&R Block Mortgage Corporation	Massachusetts (13)
31)	Option One Insurance Agency, Inc.	California (13)
32)	Woodbridge Mortgage Acceptance Corporation	Delaware (13)
33)	Option One Loan Warehouse Corporation	Delaware (13)
34)	Option One Advance Corporation	Delaware (13)
35)	AcuLink Mortgage Solutions, LLC	Florida (14)
36)	AcuLink of Alabama, LLC	Alabama (15)
37)	Option One Mortgage Corporation (India) Pvt Ltd	India (16)
38)	Companion Mortgage Corporation	Delaware (12)
39)	Franchise Partner, Inc.	Nevada (12)
40)	HRB Financial Corporation	Michigan (12)
41)	H&R Block Financial Advisors, Inc.	Michigan (17)
42)	OLDE Discount of Canada	Canada (18)
43)	H&R Block Insurance Agency of Massachusetts, Inc.	Massachusetts (18)

Jurisdiction in
	Name	which organized
44)	HRB Property Corporation	Michigan (17)
45)	HRB Realty Corporation	Michigan (17)
46)	4230 West Green Oaks, Inc.	Michigan (19)
47)	Financial Marketing Services, Inc.	Michigan (12)
48)	2430472 Nova Scotia Co.	Nova Scotia (20)
49)	H&R Block Digital Tax Solutions, LLC	Delaware (21)
50)	TaxNet Inc.	California (22)
51)	H&R Block Bank	Federal (12)
52)	BFC Transactions, Inc.	Delaware (12)
53)	RSM McGladrey Business Services, Inc.	Delaware (2)
54)	RSM McGladrey, Inc.	Delaware (23)
55)	RSM McGladrey Financial Process Outsourcing, L.L.C.	Minnesota (25)
56)	RSM McGladrey Financial Process Outsourcing India Pvt. Ltd.	India (26)
57)	Birchtree Financial Services, Inc.	Oklahoma (24)
58)	Birchtree Insurance Agency, Inc.	Missouri (28)
59)	Pension Resources, Inc.	Illinois (24)
60)	FM Business Services, Inc.	Delaware (24)
61)	O’Rourke Career Connections, LLC	California (27)
62)	Credit Union Jobs, LLC	California (25)
63)	RSM McGladrey TBS, LLC	Delaware (25)
64)	PDI Global, Inc.	Delaware (23)
65)	RSM Equico, Inc.	Delaware (23)
66)	RSM Equico Capital Markets, LLC	Delaware (29)
67)	Equico, Inc.	California (30)
68)	Equico Europe Limited	United Kingdom (30)
69)	RSM Equico Canada, Inc.	Canada (30)
70)	RSM McGladrey Business Solutions, Inc.	Delaware (23)
71)	RSM McGladrey Insurance Services, Inc.	Delaware (23)
72)	PWR Insurance Services, Inc.	California (31)
73)	RSM McGladrey Employer Services, Inc.	Georgia (32)
74)	RSM Employer Services Agency, Inc.	Georgia (33)
75)	RSM Employer Services Agency of Florida, Inc.	Florida (33)

Notes to Subsidiaries of H&R Block, Inc.:
(1)	Wholly owned subsidiary of H&R Block, Inc.

(2)	Wholly owned subsidiary of H&R Block Group, Inc.

(3)	Wholly owned subsidiary of HRB Management, Inc.

(4)	Wholly owned subsidiary of H&R Block Services, Inc.

(5)	Wholly owned subsidiary of H&R Block Tax Services, Inc.

(6)	Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner

(7)	Wholly owned subsidiary of H&R Block Canada, Inc.

(8)	Wholly owned subsidiary of H&R Block Eastern Enterprises, Inc.

(9)	Wholly owned subsidiary of HRB Royalty, Inc.

(10)	Limited liability company in which H&R Block Tax Services, Inc. has a 100% membership interest.

(11)	Limited liability company in which H&R Block Services, Inc. has a 100% membership interest.

(12)	Wholly owned subsidiary of Block Financial Corporation

(13)	Wholly owned subsidiary of Option One Mortgage Corporation

(14)	Limited liability company in which Option One Mortgage Corporation has a 100% membership interest.

(15)	Limited liability company in which AcuLink Mortgage Solutions, LLC has a 100% membership interest.

(16)	Company in which Option One Mortgage Corporation owns 90% and Option One Insurance Agency, Inc. owns 10% of the issued and outstanding stock.

(17)	Wholly owned subsidiary of HRB Financial Corporation

(18)	Wholly owned subsidiary of H&R Block Financial Advisors, Inc.

(19)	Wholly owned subsidiary of HRB Realty Corporation

(20)	Wholly owned subsidiary of Financial Marketing Services, Inc.

(21)	Limited liability company in which Block Financial Corporation has a 100% membership interest.

(22)	Wholly owned subsidiary of H&R Block Digital Tax Solutions, LLC.

(23)	Wholly owned subsidiary of RSM McGladrey Business Services, Inc.

(24)	Wholly owned subsidiary of RSM McGladrey, Inc.

(25)	Limited liability company in which RSM McGladrey, Inc. has a 100% membership interest.

(26)	Company in which RSM McGladrey Financial Process Outsourcing, LLC owns 70% of the issued and outstanding stock.

(27)	Limited liability company in which RSM McGladrey, Inc. owns a 50% membership interest and the California Credit Union League owns a 50% membership interest

(28)	Wholly owned subsidiary of Birchtree Financial Services, Inc.

(29)	Limited liability company in which RSM Equico, Inc. has a 100% membership interest.

(30)	Wholly owned subsidiary of RSM Equico, Inc.

(31)	Wholly owned subsidiary of RSM McGladrey Insurance Services, Inc.

(32)	Company in which RSM McGladrey Business Services, Inc. owns approximately 87% of the issued and outstanding stock.

(33)	Wholly owned subsidiary of RSM McGladrey Employer Services, Inc.